Exhibit 99.1

NEXSTAR MEDIA GROUP REPORTS FOURTH QUARTER NET REVENUE OF $1.25 BILLION

Net Revenue Drives Q4 Operating Income of $325 Million, Net Income of $262 Million,

Adjusted EBITDA of $496 Million and Free Cash Flow of $327 Million

Returned $162 Million to Shareholders in the Fourth Quarter in the Form of Share Repurchases and Dividends

Issues Pro Forma Average Annual Free Cash Flow Guidance for the 2022/2023 Cycle of $1.40 Billion

IRVING, Texas – February 22, 2022 – Nexstar Media Group, Inc. (NASDAQ: NXST) (“Nexstar” or “the Company”) today reported financial results for the fourth quarter ended December 31, 2021 as summarized below:

Summary 2021 Fourth Quarter and Full Year Highlights

	Three Months Ended December 31,		%	Years Ended December 31,		%
($ in thousands)	2021	2020	Change	2021	2020	Change
Core Advertising Revenue	$493,870	$473,524	+4.3	$1,761,738	$1,571,072	+12.1
Political Advertising Revenue	18,893	298,270	(93.7)	45,199	507,564	(91.1)
Television Advertising Revenue	$512,763	$771,794	(33.6)	$1,806,937	$2,078,636	(13.1)

Distribution Revenue	615,855	527,986	+16.6	2,472,894	2,152,622	+14.9
Digital Revenue	101,671	65,036	+56.3	322,558	223,368	+44.4
Other Revenue	15,549	11,795	+31.8	45,982	46,643	(1.4)
Net Revenue	$1,245,838	$1,376,611	(9.5)	$4,648,371	$4,501,269	+3.3

Income from Operations	$324,766	$530,531	(38.8)	$1,175,393	$1,375,396	(14.5)

Net Income	$262,328	$362,912	(27.7)	$830,436	$808,060	+2.8

Adjusted EBITDA Before Transaction and Other One-Time Expenses(1)	$499,281	$671,317	(25.6)	$1,904,635	$1,995,645	(4.6)
Adjusted EBITDA(1)	496,081	657,052	(24.5)	1,896,695	1,951,212	(2.8)
Adjusted EBITDA Margin(2)	39.8%	47.7%		40.8%	43.3%

Free Cash Flow Before Transaction and Other One-Time Expenses(1)	$330,152	$450,591	(26.7)	$1,251,281	$1,304,571	(4.1)
Free Cash Flow(1)	326,952	443,170	(26.2)	1,243,341	1,280,086	(2.9)

The contribution from Nexstar’s 31.3% ownership stake in TV Food Network and other investments is included in the Consolidated Statements of Operations and Comprehensive Income under caption “Income from equity method investments, net” while revenue from NewsNation (formerly WGN America) is included in core advertising revenue and distribution fee revenue.

(1)
Definitions and disclosures regarding non-GAAP financial information including reconciliations are included at the end of the press release.
(2)
Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

Nexstar Media Group, Inc. 02/22/2022

CEO Comment

Perry A. Sook, Chairman and Chief Executive Officer of Nexstar Media Group, Inc. commented, “In 2021, Nexstar generated all-time high net revenue and record non-election year Adjusted EBITDA, once again exceeding consensus expectations. Our results leveraged an improving and strong core television advertising market, the positive impact of 2020 distribution agreement renewals and double-digit growth in our core digital business, aided by recent content-driven digital acquisitions. Our operating model, which prioritizes free cash flow, resulted in Nexstar generating record non-election year free cash flow, enabling us to invest in our platform and in complementary accretive acquisitions, while reducing our debt-load and returning approximately 53% of our free cash flow to our shareholders in the form of dividends and share repurchases.”

“We are enthusiastic about Nexstar’s opportunities for the foreseeable future and have excellent three-year visibility. While early, this year is off to an excellent start and we expect 2022 operating results will benefit from strong mid-term election year political advertising. Looking ahead, 2023 will benefit from the renegotiation of our distribution contracts representing more than half of our subscribers during 2022, and 2024 will benefit from presidential election year political advertising and additional distribution contract renewals. For the 2022/2023 cycle, we expect to generate pro forma average annual free cash flow of approximately $1.40 billion.”

“Consistent with our capital allocation priorities and focus on enhancing shareholder value, in January, the Board of Directors increased Nexstar’s quarterly cash dividend by approximately 29% to $0.90 per share. The double-digit increase in Nexstar’s dividend for the ninth consecutive year, ongoing opportunistic share repurchases and our free cash flow growth will allow us to continue delivering industry leading risk-adjusted returns to our shareholders. Last month our Board also approved a plan to eliminate our Class B and C shares which will be voted on at our annual shareholders’ meeting in June, highlighting another corporate governance action intended to benefit all shareholders.”

“With solid operating momentum across our business and projected record financial performance in 2022, Nexstar has confidence in delivering our free cash flow targets, which will provide us with the financial flexibility to pursue and expand strategic organic growth initiatives, including accretive M&A, while supporting growing shareholder returns.”

Fourth Quarter and Full Year 2021 Operational Highlights

Nexstar continues to leverage its industry-leading scale and content platform to drive near- and long-term growth, while creating new value for its customers, shareholders and communities. Over the course of the year the Company had many operating accomplishments, including:

•
Generating a record level of new business from advertisers that were new to television in the last year,
•
Launching our second owned and operated multicast network, RewindTV,
•
Significantly expanding programming at NewsNation, the fastest growing national cable news network reaching over 75 million U.S. television households and airing 13 hours of original news programming per day,
•
Growing our digital footprint which according to Comscore, attracted over 120 million monthly unique visitors as of December 2021, making Nexstar the 7th largest news and information platform in the U.S.,
•
Launching STELLAR, our unified digital platform that enables advertisers to increase customer acquisition and deliver effective omni-channel ad campaigns,
•
Completing the accretive acquisition of The Hill, a digital political news platform, bringing synergies across multiple business and functional lines, which together with NewsNation and our local broadcast and digital platforms, positions Nexstar well for the upcoming political cycles, and

Nexstar Media Group, Inc. 02/22/2022

•
Leading the industry in deployments of ATSC 3.0, or NEXTGEN TV, in 17 markets expanding our reach to approximately 29% of all U.S. households with the plan to convert another 20 markets in 2022, bringing our total ATSC 3.0 coverage of the U.S. to approximately 50%.

Fourth Quarter 2021 Financial Highlights

•
Net revenue of $1.25 billion declined 9.5% from the prior year quarter.

– Strong year-over-year growth across all of Nexstar’s non-political revenue sources was more than offset by the decline from record fourth quarter 2020 political advertising revenue.

– Excluding political advertising revenue, net revenue increased 13.8% year-over-year.

•
Core television advertising revenue of $494 million increased 4.3% year-over-year.

– Healthy demand from core advertisers resulted in solid growth in eight of Nexstar’s top ten advertising categories.

– New-to-television revenue of $37 million increased 33% year-over-year.

•
Distribution revenue rose 16.6% year-over-year to approximately $616 million.

– The increase reflects the renewal of distribution agreements in 2020 on improved terms and annual rate escalators, offset by MVPD subscriber attrition.

•
Digital revenue increased 56.3% year-over-year to approximately $102 million.

– Top-line growth was driven by strong year-over-year increases in Nexstar’s digital advertising revenue and agency services business, combined with contributions from recent acquisitions.

•
Adjusted EBITDA was $496 million, representing a 39.8% margin and free cash flow was $327 million, representing 66% of Adjusted EBITDA.
•
In the fourth quarter of 2021, the Company used cash flow from operations to:

– Reduce debt by approximately $136 million, and

– Return $162 million to shareholders through the repurchase of 860,106 shares of Nexstar’s Class A common stock at an average price of approximately $155.28 per share for a total cost of $134 million, and quarterly cash dividend payments of $29 million.

Full Year 2021 Financial Highlights

•
Record full year net revenue of $4.65 billion increased 3.3% over the prior year.

– Top-line growth was driven by double-digit growth in core advertising, distribution and digital revenue, which fully offset the $462 million cyclical year-over-year decline in political advertising revenue.

– Excluding political advertising revenue, net revenue increased 15.3% over the prior year.

•
Record full year core television advertising revenue of $1.76 billion increased 12% over the prior year.

– Growth reflects a strong recovery in non-automotive advertising revenue, as well as significant growth in the gaming/sports betting advertising category.

– Full year new-to-television revenue of $133 million increased 43% over 2020 levels.

•
Record full year distribution revenue of $2.47 billion increased 14.9% over the prior year.

– The increase reflects renewals of distribution agreements in 2020 on improved terms and annual rate escalators, offset by MVPD subscriber attrition.

Nexstar Media Group, Inc. 02/22/2022

•
Record full year digital revenue of $323 million increased 44.4% over the prior year.

– The significant digital revenue increase was driven by strong year-over-year growth in Nexstar’s digital advertising revenue and agency services business and contributions from recent accretive acquisitions.

•
Full year Adjusted EBITDA of $1.90 billion and free cash flow of $1.24 billion were record non-election year amounts.

– Nexstar delivered a healthy 40.8% Adjusted EBITDA margin and converted nearly 66% of every Adjusted EBITDA dollar to free cash flow.

•
For the full year, Nexstar used cash from operations to:

– Reduce debt by $269 million,

– Make accretive acquisitions of $138 million, and

– Return $655 million to shareholders, representing a 71% increase over 2020 full year levels, through the repurchase of $537 million of its Class A common shares and payment of $118 million in cash dividends.

•
As of December 31, 2021, Nexstar had 41 million shares of Class A common stock outstanding (the only class of shares outstanding) and $638 million available under its share repurchase authorization.

Debt and Leverage Review

•
The consolidated debt of Nexstar and Mission Broadcasting, Inc., an independently owned variable interest entity, at December 31, 2021 was $7,415 million including senior secured debt of $4,633 million.

– The Company’s first lien net leverage ratio at December 31, 2021 was 2.30x compared to a covenant of 4.25x.

– The Company’s total net leverage ratio at December 31, 2021 was 3.71x.

The table below summarizes the Company’s debt obligations (net of financing costs and discounts).

($ in millions)	December 31, 2021	December 31, 2020
Revolving Credit Facilities	$61.5	$327.0
First Lien Term Loans	4,571.5	4,559.1
5.625% Senior Unsecured Notes due 2027	1,790.2	1,791.0
4.75% Senior Unsecured Notes due 2028	991.9	990.9
Total Funded Debt	$7,415.1	$7,668.0

Unrestricted Cash	$190.9	$152.7

Fourth Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today. Senior management will discuss the financial results and host a question-and-answer session. The dial in number for the audio conference call is 929/477-0324, conference ID 5317328 (domestic and international callers). Participants can also listen to a live webcast of the call through the “Events and Presentations” section under “Investor Relations” on Nexstar’s website at www.nexstar.tv. A webcast replay will be available for 90 days following the live event at www.nexstar.tv.

Nexstar Media Group, Inc. 02/22/2022

Definitions and Disclosures Regarding non-GAAP Financial Information

Adjusted EBITDA is calculated as net income, plus interest expense (net), loss on extinguishment of debt, income tax expense (benefit), depreciation, amortization of intangible assets and broadcast rights, (gain) loss on asset disposal, impairment charges, (income) loss from equity method investments, distributions from equity method investments and other expense (income), minus reimbursement from the FCC related to station repack and broadcast rights payments. We consider Adjusted EBITDA to be an indicator of our assets’ operating performance and a measure of our ability to service debt. It is also used by management to identify the cash available for strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs. We also believe that Adjusted EBITDA is useful to investors and lenders as a measure of valuation and ability to service debt.

Free cash flow is calculated as net income, plus interest expense (net), loss on extinguishment of debt, income tax expense (benefit), depreciation, amortization of intangible assets and broadcast rights, (gain) loss on asset disposal, stock-based compensation expense, impairment charges, (income) loss from equity method investments, distributions from equity method investments and other expense (income), minus payments for broadcast rights, cash interest expense, capital expenditures, proceeds from disposals of property and equipment, and operating cash income tax payments. We consider Free Cash Flow to be an indicator of our assets’ operating performance. In addition, this measure is useful to investors because it is frequently used by industry analysts, investors and lenders as a measure of valuation for broadcast companies, although their definitions of Free Cash Flow may differ from our definition.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

With respect to our forward-looking guidance, no reconciliation between a non-GAAP measure to the closest corresponding GAAP measure is included in this release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, a reconciliation of forward-looking Free Cash Flow to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. For example, the definition of Free Cash Flow excludes stock-based compensation expenses specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. In addition, the definition of Free Cash Flow excludes the impact of non-recurring or unusual items such as impairment charges, transaction-related costs and gains or losses on sales of assets which are unpredictable. We expect the variability of these items to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content, including 283,000 hours of original video content each year. Nexstar owns America’s largest local broadcasting group comprised of top network affiliates, with 200 owned or partner stations in 116 U.S. markets reaching 212 million people. Nexstar’s television assets also include NewsNation, America’s fastest-growing national news and entertainment cable network reaching 75 million television homes, popular entertainment multicast networks Antenna TV and Rewind TV, and a 31.3% ownership stake in TV Food Network. The Company’s portfolio of digital assets, including The Hill and BestReviews, are collectively a Top 10 U.S. digital news and information property with over 120 million monthly unique users as of December 31, 2021. In addition to delivering exceptional content and service to our communities, Nexstar provides premium multiplatform advertising opportunities at scale for businesses and brands seeking to leverage the strong consumer engagement of our compelling content offering. For more information, please visit www.nexstar.tv.

Nexstar Media Group, Inc. 02/22/2022

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of acquired television stations and digital businesses (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the Securities and Exchange Commission.

Investor Contacts:	Media Contact:
Thomas E. Carter President and Chief Operating Officer Nexstar Media Group, Inc. 972/373-8800	Gary Weitman EVP and Chief Communications Officer Nexstar Media Group, Inc. 972/373-8800 or gweitman@nexstar.tv
Lee Ann Gliha Executive Vice President and Chief Financial Officer Nexstar Media Group, Inc. 972/373-8800
Joseph Jaffoni or Jennifer Neuman
JCIR
212/835-8500 or nxst@jcir.com

-tables follow-

Nexstar Media Group, Inc. 02/22/2022

Nexstar Media Group, Inc.

Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net revenue	$1,245,838	$1,376,611	$4,648,371	$4,501,269

Operating expenses (income):
Corporate expenses	43,570	54,388	175,829	182,960
Direct operating expenses, net of trade	465,312	431,672	1,849,502	1,708,124
Selling, general and administrative expenses, excluding corporate	236,536	219,498	848,418	729,097
Trade expense	5,314	4,059	12,897	12,396
Depreciation of property and equipment	45,839	39,901	166,565	147,688
Amortization of intangible assets	77,683	70,350	300,912	279,710
Amortization of broadcast rights	28,650	32,574	121,068	137,490
Reimbursement from the FCC related to station repack	(1,809)	(5,914)	(19,735)	(57,261)
Assets held for sale impairment	23,046	-	23,046	-
Gain on disposal of stations, net	(300)	(448)	(2,755)	(7,473)
Change in the estimated fair value of contingent consideration attributable to a past merger	(2,769)	-	(2,769)	3,933
Gain on relinquishment of spectrum	-	-	-	(10,791)
Total operating expenses	921,072	846,080	3,472,978	3,125,873
Income from operations	324,766	530,531	1,175,393	1,375,396
Income from equity method investments, net	46,873	28,803	124,580	70,154
Interest expense, net	(70,094)	(74,503)	(282,651)	(335,303)
Loss on debt extinguishment	(1,305)	(5,897)	(3,213)	(50,745)
Pension and other postretirement plans credit, net	27,964	13,725	80,936	46,010
Other income (expenses), net	664	(166)	(1,731)	(944)
Income before income taxes	328,868	492,493	1,093,314	1,104,568
Income tax expense	(66,540)	(129,581)	(262,878)	(296,508)
Net income	262,328	362,912	830,436	808,060
Net loss attributable to noncontrolling interests	1,665	1,335	4,132	3,381
Net income attributable to Nexstar Media Group, Inc.	$263,993	$364,247	$834,568	$811,441

Net income per common share attributable to Nexstar Media Group, Inc.:
Basic	$6.44	$8.32	$19.81	$18.06
Diluted	$6.19	$7.97	$18.98	$17.37

Weighted average number of common shares outstanding:
Basic	40,987	43,758	42,133	44,921
Diluted	42,676	45,700	43,982	46,720

Net income	$262,328	$362,912	$830,436	$808,060
Other comprehensive income (loss):
Change in unrecognized amounts included in pension and other postretirement benefit obligations, net of tax expense of $36,710 in 2021 and $5,007 in 2020	107,140	14,611	107,140	14,611
Total comprehensive income	369,468	377,523	937,576	822,671
Total comprehensive loss attributable to noncontrolling interests	1,665	1,335	4,132	3,381
Total comprehensive income attributable to Nexstar Media Group, Inc.	$371,133	$378,858	$941,708	$826,052

Nexstar Media Group, Inc. 02/22/2022

Nexstar Media Group, Inc.

Reconciliation of Adjusted EBITDA (Non-GAAP Measures)

($ in thousands, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
Adjusted EBITDA:	2021	2020	2021	2020
Net income	$262,328	$362,912	$830,436	$808,060

Add (Less):
Interest expense, net	70,094	74,503	282,651	335,303
Loss on extinguishment of debt	1,305	5,897	3,213	50,745
Income tax expense	66,540	129,581	262,878	296,508
Depreciation of property and equipment	45,839	39,901	166,565	147,688
Amortization of intangible assets	77,683	70,350	300,912	279,710
Amortization of broadcast rights	28,650	32,574	121,068	137,490
Stock-based compensation expense	12,380	12,357	46,703	48,274
Amortization of right-of-use assets attributable to favorable leases	152	152	609	609
Loss (gain) on asset disposal and operating lease terminations, net	2,578	5,868	(6,203)	4,937
Change in the estimated fair value of contingent consideration attributable to a past merger	(2,769)	-	(2,769)	3,933
Gain on relinquishment of spectrum	-	-	-	(10,791)
Corporate one-time transaction expenses	3,200	14,265	7,940	44,433
Assets held for sale impairment	23,046	-	23,046	-
Right-of-use asset impairment	-	-	-	868
Income from equity method investments, net	(46,873)	(28,803)	(124,580)	(70,154)
Distributions from equity method investments	17,081	16,685	239,470	223,682
Pension and other postretirement plans credit, net	(27,964)	(13,725)	(80,936)	(46,010)
Other (income) expenses, net	(664)	166	1,731	944
Gain on disposal of stations and business units, net	(300)	(448)	(2,755)	(7,473)
Reimbursement from the FCC related to station repack	(1,809)	(5,914)	(19,735)	(57,261)
Payments for broadcast rights	(34,336)	(46,372)	(167,378)	(193,586)

Adjusted EBITDA before transaction, one-time and other non-cash items	496,161	669,949	1,882,866	1,997,909
Margin %	39.8%	48.7%	40.5%	44.4%

Less: Transaction and other one-time expenses	(3,200)	(14,265)	(7,940)	(44,433)

Adjusted EBITDA before other non-cash items	492,961	655,684	1,874,926	1,953,476
Margin %	39.6%	47.6%	40.3%	43.4%

Add (Less):
Stock-based compensation expense	(12,380)	(12,357)	(46,703)	(48,274)
Pension and other postretirement plans credit, net(1)	15,500	13,725	68,472	46,010
Transaction and other one-time expenses	3,200	14,265	7,940	44,433

Adjusted EBITDA before transaction and other one-time expenses	499,281	671,317	1,904,635	1,995,645
Margin %	40.1%	48.8%	41.0%	44.3%

Less: Transaction and other one-time expenses	(3,200)	(14,265)	(7,940)	(44,433)

Adjusted EBITDA	$496,081	$657,052	$1,896,695	$1,951,212
Margin %	39.8%	47.7%	40.8%	43.3%

(1)
Excludes $12.5 million settlement gain from the purchase of an annuity contract related to certain participants of a qualified pension plan during Q4 2021.

Nexstar Media Group, Inc. 02/22/2022

Nexstar Media Group, Inc.

Reconciliation of Free Cash Flow (Non-GAAP Measure)

($ in thousands, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
Free Cash Flow:	2021	2020	2021	2020
Net income	$262,328	$362,912	$830,436	$808,060

Add (Less):
Interest expense, net	70,094	74,503	282,651	335,303
Loss on extinguishment of debt	1,305	5,897	3,213	50,745
Income tax expense	66,540	129,581	262,878	296,508
Depreciation of property and equipment	45,839	39,901	166,565	147,688
Amortization of intangible assets	77,683	70,350	300,912	279,710
Amortization of broadcast rights	28,650	32,574	121,068	137,490
Stock-based compensation expense	12,380	12,357	46,703	48,274
Amortization of right-of-use assets attributable to favorable leases	152	152	609	609
Loss (gain) on asset disposal and operating lease terminations, net	2,578	5,868	(6,203)	4,937
Change in the estimated fair value of contingent consideration attributable to a past merger	(2,769)	-	(2,769)	3,933
Gain on relinquishment of spectrum	-	-	-	(10,791)
Corporate one-time transaction expenses, including non-cash charges(1)	3,200	14,265	7,940	44,433
Assets held for sale impairment	23,046	-	23,046	-
Right-of-use asset impairment	-	-	-	868
Income from equity method investments, net	(46,873)	(28,803)	(124,580)	(70,154)
Distributions from equity method investments	17,081	16,685	239,470	223,682
Pension and other postretirement plans credit, net	(27,964)	(13,725)	(80,936)	(46,010)
Other (income) expenses, net	(664)	166	1,731	944
Gain on disposal of stations and business units, net	(300)	(448)	(2,755)	(7,473)
Payments for broadcast rights	(34,336)	(46,372)	(167,378)	(193,586)
Cash interest expense	(66,318)	(70,591)	(267,672)	(318,075)
Capital expenditures, excluding station repack and CVR spectrum(2)	(42,469)	(39,915)	(139,807)	(157,507)
Capital expenditures related to station repack	(3,071)	(5,380)	(10,045)	(54,666)
Proceeds from disposal of assets	992	1,615	17,583	2,644
Operating cash income tax payments, net(3)	(72,452)	(124,726)	(319,851)	(269,005)

Free cash flow before transaction, one-time and other non-cash items	314,652	436,866	1,182,809	1,258,561

Less: Transaction and other one-time expenses, excluding non-cash charges(4)	(3,200)	(7,421)	(7,940)	(24,485)

Free cash flow before other non-cash items	311,452	429,445	1,174,869	1,234,076

Add: Pension and other postretirement plans credit, net(5)	15,500	13,725	68,472	46,010
Transaction and other one-time expenses	3,200	7,421	7,940	24,485

Free cash flow before transaction and other one-time expenses	$330,152	$450,591	$1,251,281	$1,304,571

Less: Transaction and other one-time expenses, excluding non-cash charges(4)	(3,200)	(7,421)	(7,940)	(24,485)

Free cash flow	$326,952	$443,170	$1,243,341	$1,280,086

(1)
Includes $6.8 million and $19.9 million provision for uncollectible amounts due from an entity for which Nexstar had variable interests during the three months and year ended December 31, 2020, respectively.
(2)
During the three months and year ended December 31, 2021 capital expenditures related to relinquishment of the CVR spectrum were $0.2 million and $0.9 million, respectively. During the three months and year ended December 31, 2020, capital expenditures related to relinquishment of the CVR spectrum were $1.6 million and $4.9 million, respectively.
(3)
Excludes (i) $57.7 million in tax payments during Q3 2020 related to various sale of stations, (ii) $25.0 million tax payment during Q4 2020 related to a cash consideration received to settle a litigation.
(4)
Excludes $6.8 million and $19.9 million provision for uncollectible amounts due from an entity for which Nexstar had variable interests during the three months and year ended December 31, 2020, respectively.
(5)
Excludes $12.5 million settlement gain from the purchase of an annuity contract related to certain participants of a qualified pension plan during Q4 2021.

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